UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

PETROQUEST ENERGY, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-32681	72-1440714
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 232-7028

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2009, PetroQuest Energy, Inc., a Delaware corporation (the “Company”), PetroQuest Energy, L.L.C. and TDC Energy LLC entered into the First Amendment to Credit Agreement (the “First Amendment”), which amends the Credit Agreement dated October 2, 2008 (the “Credit Agreement”), with JPMorgan Chase Bank, N.A., Calyon New York Branch, Bank of America, N.A., Wells Fargo Bank, N.A. and Whitney National Bank. Pursuant to the First Amendment, the Borrowing Base (as such term is defined in the Credit Agreement), has been decreased from $150 million to $130 million effective March 24, 2009. The Borrowing Base is based upon the valuation as of January 1 and July 1 of each year of the reserves attributable to the Company’s oil and gas properties and other credit factors deemed relevant by the lenders. The next Borrowing Base re-determination is scheduled to occur by September 30, 2009; however, the Company or the lenders may request two additional borrowing base re-determinations each year.

The First Amendment added an affirmative covenant requiring the Company to maintain at all times Liquidity (as defined below) of at least $10,000,000. For purposes of this requirement, “Liquidity” means the sum of (i) cash, (ii) certain types of Investments (as defined in the Credit Agreement) and (iii) unused availability under the Credit Agreement. The Company estimates that its cash balance as of February 28, 2009 was approximately $30 million, an increase of approximately $6 million since December 31, 2008.

The First Amendment modified the interest and the fees payable by the Company under the Credit Agreement. As amended by the First Amendment, outstanding balances under the Credit Agreement bear interest at the alternate base rate plus a margin (based on a sliding scale of 1.625% to 2.625% depending on borrowing base usage) or the adjusted LIBO rate (“Eurodollar”) plus a margin (based on a sliding scale of 2.5% to 3.5% depending on borrowing base usage); provided, however, if the Company fails to deliver a reserve report as required by the Credit Agreement, the margins will be set to the highest level. As amended by the First Amendment, the alternate base rate is equal to the highest of (i) the JPMorgan Chase prime rate, (ii) the Federal Funds Effective Rate plus 0.5% or (iii) the adjusted LIBO rate plus 1%. For the purposes of the definition of alternative base rate only, the adjusted LIBO rate is equal to the rate at which dollar deposits of $5,000,000 with a one month maturity are offered by the principal London office of JPMorgan Chase Bank, N.A. in immediately available funds in the London interbank market. For all other purposes, the adjusted LIBO rate is equal to the rate at which Eurodollar deposits in the London interbank market for one, two three or six months (as selected by the Company) are quoted, as adjusted for statutory reserve requirements for Eurocurrency liabilities. Outstanding letters of credit are charged a participation fee at a per annum rate equal to the margin applicable to Eurodollar loans, a fronting fee and customary administrative fees. As amended by the First Amendment, the Company pays commitment fees of 0.5%.

The First Amendment added a requirement that the Company cash collateralize the letter of credit exposure, if any, of a Defaulting Lender (as defined in the Credit Agreement) for so long as such letter of credit exposure is outstanding. The First Amendment also waived the Company’s failure to deliver a reserve report, a related officers’ certificate and title information on or before March 1, 2009.

The foregoing description of the First Amendment is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 to this Current Report, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 23, 2009, the Company issued a press release updating its borrowing base (as set forth in the First Amendment) and liquidity status, and updating first quarter 2009 production guidance and hedging transactions. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1
First Amendment to Credit Agreement dated as of March 24, 2009, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., TDC Energy LLC, JPMorgan Chase Bank, N.A., Calyon New York Branch, Bank of America, N.A., Wells Fargo Bank, N.A. and Whitney National Bank.

99.1	Press Release dated March 23, 2009.

[Signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2009

PETROQUEST ENERGY, INC.

/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General Counsel,
Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1
First Amendment to Credit Agreement dated as of March 24, 2009, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., TDC Energy LLC, JPMorgan Chase Bank, N.A., Calyon New York Branch, Bank of America, N.A., Wells Fargo Bank, N.A. and Whitney National Bank.

99.1	Press Release dated March 23, 2009.